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                                                                   EXHIBIT 23-a



                        Consent of Independent Auditors
                        -------------------------------

        We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement No. 33-58611 on Form S-3 and related Prospectus of Morgan Stanley Group Inc. and Morgan Stanley Finance plc for the registration of up to $500,000,000 of debt securities, guarantees of debt securities, preferred stock, depositary shares, preferred stock purchase contracts, capital units, and depositary interests and to the incorporation by reference therein of our report dated February 28, 1995, with respect to the consolidated financial statements and financial statement schedules of Morgan Stanley Group Inc. included and incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended January 31, 1995, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

New York, New York

July 14, 1995